UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

O-I GLASS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

O-I GLASS, INC.

SUPPLEMENT TO PROXY STATEMENT DATED MARCH 30, 2022

for the

Annual Meeting of Share Owners

To Be Held on May 10, 2022

To the Share Owners of O-I Glass, Inc.:

O-I Glass, Inc. (the “Company,” “we” or “our”) is furnishing this supplement to its proxy statement in connection with the Company’s Annual Meeting of Share Owners to be held on May 10, 2022 (the “Annual Meeting”), to provide additional information about and to amend Proposal 3 of the Company’s definitive proxy statement dated March 30, 2022 (the “Proxy Statement”), filed with the Securities and Exchange Commission (the “SEC”).

In Proposal 3 of the Proxy Statement, the Company requested stockholder approval of its Third Amended and Restated 2017 Incentive Award Plan (the “Third Amended and Restated Plan”) which amends and restates its existing Second Amended and Restated 2017 Incentive Award Plan (the “Second Amended and Restated Plan”) to, among other things, increase the number of shares reserved for issuance thereunder by 4,250,000 shares to a total of 19,250,000 shares.

As described in greater detail below, the Company is revising Proposal 3 of the Proxy Statement to reduce the size of the requested increase in the number of shares reserved for issuance under the Third Amended and Restated Plan from 4,250,000 to 3,350,000 shares. After taking into account this reduction, the total number of shares reserved for issuance under the Third Amended and Restated Plan will equal 18,350,000 shares (plus any shares that are returned to any of our prior plans (including the Second Amended and Restated Plan, the Amended and Restated Owens Illinois, Inc. 2017 Incentive Award Plan (“First Amended and Restated Plan”) or the original 2017 Incentive Award Plan) due to forfeitures, expirations or settlement in cash).

All references to “4,250,000 shares” in the Proxy Statement are hereby replaced with “3,350,000 shares” and all references to “19,250,000 shares” in the Proxy Statement are hereby replaced with “18,350,000 shares.”

Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged. We urge you to read this supplement carefully and in its entirety together with the Proxy Statement. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented by this supplement. This supplement is first being distributed to stockholders on or about April 29, 2022.

Only share owners of record as of the close of business on March 15, 2022, are entitled to receive notice of and to vote at the Annual Meeting.

If you have already voted either by telephone, on the Internet or by completing and returning a proxy card, you do not need to vote again unless you wish to change your vote. If you have not yet voted, please do so as soon as possible. If you have already voted and wish to change your vote, you may do so by following the instructions below under “Additional Information - Voting; Proxies; Changing a Prior Vote; Revocability of Proxies.” You may vote on the proposals by submitting a proxy card or submitting a proxy via the Internet or by telephone by following the procedures previously sent to you. Votes already cast will remain valid and will be voted at the Annual Meeting unless changed or revoked.

Important Notice Regarding the Availability of Proxy Materials for

The Annual Meeting of Share Owners to Be Held on May 10, 2022:

The Notice of Annual Meeting and Proxy Statement, the Company’s 2022 Annual Report to share owners and the Stakeholder Letter are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

2

Supplement to Proposal 3 of Proxy Statement

Additional Information regarding Proposal 3

The following information supplements the Company’s request under Proposal 3 to approve the Third Amended and Restated Plan.

Subject to approval of our share owners, on March 25, 2022, our Compensation and Talent Development Committee and our Board of Directors (the “Board”) approved the Third Amended and Restated Plan which amends and restates its existing Second Amended and Restated Plan to, among other things, increase in the number of shares reserved for issuance thereunder by 4,250,000 shares to a total of 19,250,000 shares.

On April 28, 2022, the Compensation and Talent Development Committee and the Board approved a revised Third Amended and Restated Plan (the “Revised Third Amended and Restated Plan”) to reduce the size of the requested increase in the number of shares reserved for issuance thereunder from 4,250,000 to 3,350,000 shares. After taking into account this reduction, the total number of shares reserved for issuance under the Revised Third Amended and Restated Plan will equal 18,350,000 shares (plus any shares that are returned to any of our prior plans (including the Second Amended and Restated Plan, the First Amended and Restated Plan or the original 2017 Incentive Award Plan) due to forfeitures, expirations or settlement in cash). The Revised Third Amended and Restated Plan does not make any other changes to the Third Amended and Restated Plan as described in the Proxy Statement. The proposed 3,350,000 share increase over the share reserve under the Second Amended and Restated Plan will reduce the potential dilutive impact of the Revised Third Amended and Restated Plan on stockholders as compared to the originally proposed 4,250,000 share increase.

The foregoing is a summary of the changes made by the Revised Third Amended and Restated Plan to the Third Amended and Restated Plan described in Proposal 3 of the Proxy Statement and is qualified in its entirety by reference to the full text of the Revised Third Amended and Restated Plan, a copy of which is attached hereto as Supplement Appendix A. The Revised Third Amended and Restated Plan revises, replaces and supersedes the Third Amended and Restated Plan that was originally included as Appendix B to the Proxy Statement.

Shares Subject to Revised Third Amended and Restated Plan

The maximum number of shares that may be issued pursuant to awards under the Second Amended and Restated Plan is 15,000,000 shares. If the Revised Third Amended and Restated Plan is approved by our share owners, then a total of 18,350,000 shares would be available for issuance pursuant to awards thereunder. In addition, shares granted under prior plans that, after March 23, 2017 (the date on which our original 2017 Incentive Award Plan became effective), were or are forfeited, lapse unexercised, were or are settled in cash or were or are not issued are added to the shares available for grant under the Revised Third Amended and Restated Plan.

Awards settled in shares other than (i) stock options, (ii) stock appreciation rights (“SARs”), and (iii) any other awards for which the awardee pays the intrinsic value existing as of the grant date (awards other than those excluded by subsections (i) through (iii), “Full Value Awards”) are counted against the share limit as 1.75 shares. As of April 25, 2022, there were 3,780,235 shares subject to Full Value Awards (shown at 1.75 shares) outstanding under the Second Amended and Restated Plan. These numbers assume that outstanding PSUs pay out at target level. Additionally, options covering 742,113 shares and Full Value Awards (shown at 1.75 shares) covering 9,687,617 shares (assuming outstanding PSUs pay out at target) remain outstanding under our prior plans (including the Second Amended and Restated Plan, the First Amended and Restated Plan and the original 2017 Incentive Award Plan) and could be added to the number of available shares under the Restated Third Amended and Restated Plan, if such options or Full Value Awards are forfeited, lapse or are settled in cash.

The updated information above is consistent with the information described in the Proxy Statement, as updated to reflect the shares outstanding and shares available for future grants under equity compensation plans as of April 25, 2022.

3

Analysis of Share Increase

In adopting the Revised Third Amended and Restated Plan, the Compensation and Talent Development Committee and our Board considered the following:

o	If the Company does not increase the shares available for issuance under the Revised Third Amended and Restated Plan, based on historical usage rates of shares under our equity plans, the Company would expect to exhaust the shares authorized for issuance under the Second Amended and Restated Plan in less than one year (assuming outstanding PSUs pay out at target), at which time the Company would lose an important compensation tool aligned with share owner interests to attract, motivate and retain highly qualified talent.

o	Based on historical usage, the Company estimates that the shares authorized for issuance under the Revised Third Amended and Restated Plan would be sufficient to grant awards for approximately one year (assuming outstanding PSUs pay out at target), assuming the Company continues to grant awards consistent with our historical rates using our current award vehicles, as reflected in our three-year average burn rate. However, our share usage depends on the future price of our common stock, competitive market practices, award levels/amounts, hiring, promotion activity and retention needs during the next few years. As a result, the share reserve under the Revised Third Amended and Restated Plan could last for a longer or shorter period of time depending on those factors.

o	The Company has not granted awards other than Full Value Awards since 2016 and does not presently intend to grant awards other than Full Value Awards during 2022. Accordingly, we expect that each award we grant under the Revised Third Amended and Restated Plan during 2022 will reduce the share reserve by 1.75 shares for each share subject to the award.

The total aggregate equity value of the additional shares being authorized under the Revised Third Amended and Restated Plan, based on the closing price of our common stock on April 25, 2022 ($13.25), equals approximately $25 million (additional 3,350,000 shares adjusted by 1.75), representing 1.2% of the Company’s market capitalization. The share owner value transfer associated with the additional shares requested under the Revised Third Amended and Restated Plan would not exceed 4% of the Company’s market capitalization as of April 25, 2022.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive talent markets in which the Company competes, our Board has determined that the size of the share reserve under the Revised Third Amended and Restated Plan is reasonable and appropriate at this time.

Board Recommendation and Vote Required

The ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive talent markets in which the Company competes. Our Board continues to believe that the number of shares currently available for issuance under the Second Amended and Restated Plan is not sufficient in view of our compensation structure and strategy and that the availability of the additional shares under the Revised Third Amended and Restated Plan sought in Proposal 3 will ensure that we continue to have a sufficient number of shares of common stock authorized for issuance under the Revised Third Amended and Restated Plan. Our Board has determined that the size of the share reserve under the Revised Third Amended and Restated Plan is reasonable and appropriate at this time. Accordingly, the Board recommends a vote in favor of Proposal 3.

The affirmative vote of the holders of a majority in voting power of the Company’s common stock present virtually or represented by proxy and entitled to vote thereon is required to approve the Revised Third Amended and Restated Plan. Abstentions will have the same effect as votes “against” this proposal and “broker non-votes” will not be counted in determining whether this proposal has been approved. The Board continues to recommend that you vote “FOR” the approval of the Revised Third Amended and Restated Plan.

4

Additional Information – Voting; Proxies; Changing a Prior Vote; Revocability of Proxies

Voting; Proxies

If you have already voted either by telephone, on the Internet or by completing and returning a proxy card, you do not need to vote again unless you wish to change your vote. Your vote will be tabulated as you instructed. If you have not yet voted, please do so as soon as possible by following the instructions set forth in the Proxy Statement. If you have already voted either by telephone, on the Internet or by completing and returning a proxy card and wish to change your vote in view of the supplemental information contained herein, you may do so by following the instructions below. Votes already cast by share owners will remain valid and will be voted at the Annual Meeting unless changed or revoked.

Changing a Prior Vote

Any share owner who previously voted either by telephone, on the Internet or by completing and returning a proxy card may change their vote by submitting a duly executed proxy card bearing a later date or voting either by telephone or on the Internet. Due to the shortness of time until the Annual Meeting, and to ensure that changed votes will be timely received and tabulated, we recommend that share owners wishing to change their vote utilize the Internet or telephonic voting instructions previously sent to them by the Company or their broker to submit their new vote.

Revocability of Proxies

In addition to changing your vote as discussed above, you may revoke your proxy at any time before it has been exercised at the Annual Meeting by (a) giving notice of revocation to the Company in writing addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999 or (b) voting online during the Annual Meeting.

WE URGE YOU TO VOTE AS SOON AS POSSIBLE BY PROXY, EITHER BY TELEPHONE, ON THE INTERNET OR BY COMPLETING AND RETURNING A PROXY CARD, IN ACCORDANCE WITH THE VOTING INSTRUCTIONS PREVIOUSLY SENT TO YOU.

Additional Information and Where to Find It

This material may be deemed to be solicitation material in respect of the solicitation of proxies from share owners in connection with the Annual Meeting. On March 30, 2022, the Company filed the Proxy Statement and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s stockholders relating to the Annual Meeting. SHARE OWNERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, INCLUDING THIS SUPPLEMENT, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Share owners can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on our website at www.o-i.com or by writing to the Company’s Corporate Secretary at the address of our principal executive offices at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

5

SUPPLEMENT APPENDIX A – O-I GLASS, INC. THIRD AMENDED AND RESTATED 2017 INCENTIVE AWARD PLAN

O-I GLASS, INC.

THIRD AMENDED AND RESTATED

2017 INCENTIVE AWARD PLAN

Article 1.

PURPOSE

The purpose of the O-I Glass, Inc. Third Amended and Restated 2017 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of O-I Glass, Inc. (the “Company”) by linking the individual interests of Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Directors, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. This Plan constitutes an amendment and restatement of the O-I Glass, Inc. Second Amended and Restated 2017 Incentive Award Plan, which was approved by the Company’s stockholders on May 11, 2021 (the “Second Restated Plan”). In the event the Company’s stockholders do not approve the Plan, the Second Restated Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Board.

Article 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1   “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2   “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3   “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4   “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5   “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6   “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.2.

2.7   “Board” shall mean the Board of Directors of the Company.

2.8   “Change in Control” shall mean and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, director or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.9    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 12 hereof.

2.11 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.12 “Company” shall have the meaning set forth in Article 1.

2.13 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14 “Director” shall mean a member of the Board, as constituted from time to time.

2.15 “Director Limit” shall have the meaning set forth in Section 4.6.

2.16 “Disability” shall mean that the Holder qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.17 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.18 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19 “Effective Date” shall mean the date on which the Plan is approved the Company’s stockholders.

2.20 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.21 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or any Subsidiary.

2.22 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.23 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24 “Expiration Date” shall have the meaning given to such term in Section 13.1(c).

2.25 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Common Stock is listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the closing representative bid and asked prices for such date or, if there are no bid and asked prices for a Share on such date, the closing bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.26 “First Restated Plan” shall mean the Amended and Restated Owens Illinois, Inc. 2017 Incentive Award Plan, which was approved by the Company’s shareholders on May 16, 2019.

2.27 “Full Value Award” shall mean any Award that is settled in Shares other than: (a) an Option, (b) a Stock Appreciation Right or (c) any other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary). For the avoidance of doubt a Full Value Award does not include Share purchased by a Participant by paying a purchase price equal to the Fair Market Value.

2.28 “Grandfathered Awards” has the meaning set forth in Section 5.1.

2.29 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.30 “Holder” shall mean a person who has been granted an Award.

2.31 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.32 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.33 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.34 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.35 “Option Term” shall have the meaning set forth in Section 6.4.

2.36 “Organizational Documents” shall mean, collectively, (a) the Company’s certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.37 “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

2.38 “Performance-Based Cash Award” shall have the meaning set forth in Section 10.3.

2.39 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Performance-Based Compensation Award for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share of Stock; (v) book value per share of Stock; (vi) return on equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) Stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) cost reduction goals; (xx) return on sales; (xxi) gross margin; (xxii) debt reduction; (xxiii) new product launches; (xxiv) completion of joint ventures, divestitures, acquisitions or other corporate transactions; (xxv) new business or expansion of customers or clients; (xxvi) productivity improvement; (xxvii) inventory; (xxviii) safety; (xxix) product loss; (xxx) customer claims; (xxxi) cost of production; (xxxii) product loss and customer claims as a percentage of standard cost of production; (xxxiii) total recordable injury rate; or (xxxiv) total shareholder return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions.

2.40 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards, to the extent applicable. The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

2.41 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.

2.42 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.43 “Plan” shall have the meaning set forth in Article 1.

2.44 “Prior Plans” shall mean, collectively, the following plans of the Company: the Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan and the Amended and Restated 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc., in each case as such plan may be amended from time to time.

2.45 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.46 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.47 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.

2.48 “SAR Term” shall have the meaning set forth in Section 6.4.

2.49 “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.50 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.51 “Second Restated Plan” shall have the meaning set forth in Article 1.

2.52 “Shares” shall mean shares of Common Stock.

2.53 “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting (x) the exercise price per share of such Award from (y) the Fair Market Value on the date of exercise of such Award by (ii) the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.54 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.55 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.56 “Successor Entity” shall have the meaning set forth in Section 2.8(c)(i).

2.57 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

Article 3.

SHARES SUBJECT TO THE PLAN

3.1   Number of Shares.

(a) Subject to adjustment as provided in Section 3.1(b) and Section 13.2, Awards may be made under the Plan (including, without limitation, Incentive Stock Options) covering an aggregate of 18,350,000 Shares. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Full Value Awards shall be counted against this limit as 1.75 Shares for every one (1) Share granted. After March 23, 2017, the date on which the Company’s original 2017 Incentive Award Plan was first adopted by the Company, no awards could be granted under any Prior Plan, however, any awards under any Prior Plan that were outstanding as of such date continued to be subject to the terms and conditions of such Prior Plan. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock, or Common Stock purchased on the open market.

(b) If (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder) (including, for the avoidance of doubt, any such Awards granted under the Second Restated Plan, the First Restated Plan or the original 2017 Incentive Award Plan), or (ii) after March 23, 2017 any Shares subject to an award under any Prior Plan were or are forfeited or expire, or an award under any Prior Plan was or is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right or other stock-settled Award (including Awards that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of the Stock Appreciation Right or other stock-settled Award; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, in which case Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

(d)  Any Shares that again become available for grant pursuant to this Section 3.1 shall be added back as: (i) one (1) Share if such Shares were subject to an Option or a Stock Appreciation Right granted under the Plan (including, for the avoidance of doubt, any such Awards granted under the Second Restated Plan, the First Restated Plan or the original 2017 Incentive Award Plan) or an option or stock appreciation rights granted under any Prior Plan, and (ii) as 1.75 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan (including, for the avoidance of doubt, any such Awards granted under the Second Restated Plan, the First Restated Plan or the original 2017 Incentive Award Plan) or awards other than options or stock appreciation rights granted under any of the Prior Plans.

3.2   Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,000,000 (counting Awards subject to performance-based vesting at target) and the maximum aggregate amount of cash that may be paid to any one person during any calendar year with respect to any one Award payable in cash shall be $18,000,000.

3.3   Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 13.2 of the Plan, Awards (including any portion thereof) granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 3.1(a) may be granted to any one or more Eligible Individuals without respect to such minimum vesting provisions. For purposes of Awards to Non-Employee Directors, a vesting period shall be deemed to be one-year if such period begins on the date of a regular annual meeting of the Company’s stockholders and ends on the date of the next regular annual meeting of the Company’s stockholders. Nothing in this Section 3.3 shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Holder’s death, disability or the consummation of a Change in Control.

Article 4.

GRANTING OF AWARDS

4.1  Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

4.2  Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan (including Section 3.3) and any applicable Program). Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3  Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4  At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written and signed agreement between the Holder and the Company or any Subsidiary.

4.5  Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1, the Award Limit or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.6  Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards granted to a Non-Employee Director or fees otherwise paid during any calendar year shall not exceed $750,000 (the “Director Limit”).

Article 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS

QUALIFIED PERFORMANCE-BASED COMPENSATION

5.1  Purpose. Certain Awards made under the original 2017 Incentive Award Plan were intended to qualify as “qualified performance based compensation” under Section 162(m) of the Code as in existence prior to November 2, 2017 (the “Grandfathered Awards”). The Administrator may, in its sole discretion, (a) determine which Awards are Grandfathered Awards and (b)  subject to any other restrictions set forth in this Plan, to amend any Grandfathered Award for any or no reason such that the Award will no longer qualify as a Grandfathered Award. With respect to any Grandfathered Award the provisions of this Article 5 shall control over any contrary provision contained in the Plan or any applicable Program; provided that, if after such decision the Administrator alters such intention for any reason, the provisions of this Article 5 shall no longer control over any other provision contained in the Plan or any applicable Program. The Administrator, in its sole discretion, may subject any Grandfathered Awards to additional conditions and restrictions unrelated to any Performance Criteria or Performance Goals (including, without limitation, continued employment or service requirements) to the extent such Grandfathered Awards otherwise satisfy the requirements of this Article 5 with respect to the Performance Criteria and Performance Goals applicable thereto.

5.2  Procedures with Respect to Performance-Based Awards. To the extent necessary to preserve the treatment of any Grandfathered Award under Code Section 162(m), following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Administrator (i) shall, unless otherwise provided in an Award Agreement, have the right to reduce or eliminate the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period, but (ii) shall in no event have the right to increase the amount payable for any reason. For purposes of any Grandfathered Award, the individuals taking the action as the Administrator shall consist solely of two or more Non-Employee Directors each of whom is intended to qualify as a “outside director” for purposes of Section 162(m) of the Code.

5.3  Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only as required by Section 162(m) of the Code, as to a Grandfathered Award the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Unless otherwise provided in the applicable Program or Award Agreement, the Holder shall be eligible to receive payment pursuant to such Grandfathered Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved and only if the Holder is actively employed by the Company or a Subsidiary on the date such an Award is paid.

5.4  Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Grandfathered Award shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance based compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

Article 6.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1  Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan, including any limitations in the Plan that apply to Incentive Stock Options.

6.2  Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

6.3  Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

6.4  Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than, in the case of Incentive Stock Options, a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 6.4 and without limiting the Company’s rights under Section 11.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 11.7 and 13.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

6.5  Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement, subject to Section 3.3. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

6.6   Substitution of Stock Appreciation Rights; Early Exercise of Options. The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option. The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised. Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

Article 7.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

7.1   Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 7 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

7.2   Manner of Exercise. Except as set forth in Section 7.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Corporate Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice of exercise in a form the Administrator approves (which may be electronic) complying with the applicable rules established by the Administrator. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c) In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 11.1 and 11.2.

7.3  Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition or other transfers (other than in connection with a Change in Control) of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

Article 8.

AWARD OF RESTRICTED STOCK

8.1  Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock, or the right to purchase Restricted Stock, to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

8.2  Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Shares are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock subject to vesting conditions, dividends which are paid prior to vesting shall be paid out to the Holder only if, when and to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3  Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and, unless the Administrator provides otherwise, any property (other than cash) transferred to Holders in connection with an extraordinary dividend or distribution shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement, subject to Section 3.3. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.

8.4  Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, except as otherwise provided by Section 3.3, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

8.5  Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

Article 9.

AWARD OF RESTRICTED STOCK UNITS

9.1  Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Holder will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

9.2  Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3  Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.4  Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.3.

9.5  Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 11.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6  Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

Article 10.

AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

10.1 Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, including the Performance Criteria, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement, subject to Section 3.3. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

10.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, to the extent that a Dividend Equivalent is granted in tandem with another Award, then the Dividend Equivalent shall be paid out to the Holder only if, when and to the extent that such tandem Awards vests. The value of dividends and other distributions payable with respect to Awards that do not vest shall be forfeited.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights

10.3 Performance-Based Cash Awards. The Administrator is authorized to grant cash-based Awards that are payable based upon the achievement of one or more Performance Goals or such other performance criteria as the Administrator may select (“Performance-Based Cash Awards”). Unless otherwise specifically provided in the Award Agreement to the contrary or required by Section 5.3 for Grandfathered Awards, a Holder shall be eligible to receive payment of a Performance-Based Cash Award only if and to the extent that the Performance Goals are achieved and the Holder is actively employed by the Company or a Subsidiary at some point during the Performance Period and on the date such an Award is paid. Therefore, a Holder who resigns or is terminated (with or without cause) prior to the payment date of a Performance-Based Cash Award will not be eligible for and will not receive any portion of such Award should it ultimately be paid out, unless otherwise provided in the Award Agreement, or otherwise agreed by the Administrator.

Article 11.

ADDITIONAL TERMS OF AWARDS

11.1 Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds, or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder shall be permitted to make payment with respect to any Awards granted under the Plan with a loan from the Company or other extension of credit from or arranged by the Company.

11.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 11.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be no greater than the number of Shares that have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3 Transferability of Awards.

(a) Except as otherwise provided in Sections 11.3(b) and 11.3(c):

(i)   No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)  No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and

(iii) During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section 11.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

11.4 Conditions to Issuance of Shares.

(a) The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b) All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5 Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of the claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

11.6 Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

11.7 Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 13.2 or 13.10).

11.8 Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

Article 12.

ADMINISTRATION

12.1 Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent required to comply with the provisions of Rule 16b-3 of the Exchange Act, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.5 or Section 13.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3 Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4 Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)  Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)  Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 3.3 and Section 13.2.

12.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

12.6 Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

Article 13.

MISCELLANEOUS PROVISIONS

13.1 Amendment, Suspension or Termination of the Plan.

(a) Except as otherwise provided in Section 13.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 11.5 and Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b) Notwithstanding Section 13.1(a), the Board may not, except as provided in Section 13.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or the Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6.

(c) No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the date on which the Plan was adopted by the Board (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

13.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award Limit and adjustments of the manner in which Shares subject to Full Value Awards will be counted); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting a Grandfathered Award shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

(b) In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)             To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);

(ii)            To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii)           To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to such Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)           To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

(v)           To replace such Award with other rights or property selected by the Administrator; and/or

(vi)          To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i)            The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 13.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii)            The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which Shares subject to Full Value Awards will be counted).

(d) The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(e) Unless otherwise determined by the Administrator, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

(f) The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

13.3 Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. If the Plan is not approved by the Company’s stockholders, (i) it will not become effective, (ii) no Awards shall be granted thereunder, and (iii) the Second Restated Plan will continue in full force and effect in accordance with its terms. The Plan will become effective on the date on which it is approved by the Company’s stockholders, and any awards outstanding under the Second Restated Plan as of the date of such approval shall remain outstanding and, if applicable, exercisable pursuant to the terms of such individual grants.

13.4 No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

13.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

13.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9 Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

13.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 13.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

13.11 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.12 Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.13 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.14 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.